EXHIBIT 99.1

LOOP INDUSTRIES ANNOUNCES CAPITAL INFUSION TO FINANCE NEXT PHASE OF GROWTH STRATEGY

•	Entrepreneurial, long-term growth investor aligned with Loop’s vision and strategy is making a strategic investment to fund the Company’s first manufacturing facility, pre-revenue operating expenses and continued R&D investments

•	$35 million investment in common shares at $8.55 per share, a 10.5% premium over yesterday’s closing price of $7.74 and 19.3% above the last 10 days’ volume-weighted average share price of $7.17, with an option to invest a further $45 million within 3 years at $11.00 per share

MONTREAL, May 29, 2019 (GLOBE NEWSWIRE) -- Loop™ Industries, Inc. (NASDAQ: LOOP) (the “Company” or “Loop”), a leading sustainable plastics technology innovator, today announced that Toronto-based Northern Private Capital (“NPC”) has made a binding commitment to purchase 4,093,567 shares of Loop’s common stock at a price of $8.55 per share, for total net proceeds of approximately $35 million. After giving effect to the transaction, NPC will have a 10.5 percent ownership position in Loop’s common equity. The transaction is expected to close in twelve business days, on or about June 14, 2018, subject to standard closing conditions, and in no event later than June 28, 2019. In addition, Loop has granted NPC a 3-year option that will vest six months following the closing to acquire an additional 4,093,567 common shares at a price of $11 per share, which would result in further total net proceeds of approximately $45 million.

NPC is the exclusive investment vehicle of CFFI Ventures, a company wholly owned by John Risley, one of Canada’s most successful serial entrepreneurs. NPC is managed by Mr. Risley and Mr. Andrew Lapham, formerly with The Blackstone Group and Onex. Under the securities purchase agreement entered into by and among NPC, the Company and Mr. Daniel Solomita, Loop’s Founder and CEO, in his individual capacity and solely for the purposes of a voting arrangement, NPC will have the right to nominate one representative to the Company’s Board of Directors. Mr. Lapham will be the initial nominee.

This initial investment in Loop by NPC will be used to fund Loop’s equity commitments for the construction of its first commercial manufacturing facility within its joint venture with Indorama Ventures, as well as general corporate purposes which includes continued investment in R&D for further innovation and funding ongoing operations.

“We have been patient in our process to identify and bring in the right long-term equity partner for our company,” said Mr. Daniel Solomita. “I am delighted to initiate our relationship with NPC who shares our long-term vision for Loop and who will bring valuable experience as we implement our growth strategy. This financing is the culmination of a period during which we have achieved a number of major milestones. During the past 12 months we have developed and introduced our Generation II technology, begun our joint venture relationship with Indorama Ventures, initiated our partnership with thyssenkrupp to develop greenfield large-scale waste to resin manufacturing facilities, and signed sales contracts with leading global consumer brands. We have also continued to strengthen our leadership team, including the recruitment of Nelson Gentiletti as COO and CFO, as well as build out our R&D team. We are in an excellent position to execute our strategy to capitalize on our technology and play a leading role in helping to solve the global plastics crisis.”

“We couldn’t be more excited to be partnering with Daniel and the rest of the Loop management team as they begin the commercialization phase of their breakthrough plastic recycling technology in partnership with Indorama Ventures and thyssenkrupp, two leaders in the industry. Rarely in my long career have I come upon a company as well positioned to disrupt a giant market as Loop is today. On top of that, we are proud to be playing a part in reducing plastic pollution in the world today” said Mr. Risley.

Assuming the exercise of its option referred to above, NPC would hold a 17.3% percent ownership position in Loop’s common equity on a fully diluted basis. NPC is acquiring the securities of the Company for investment purposes. An early warning report in respect of the acquisition will be filed by NPC under Loop’s profile on SEDAR at www.sedar.com and will be available by contacting NPC at 135 Yorkville Avenue, 9th Floor, Toronto, Ontario, M5R 0C7 at www.northernprivatecapital.com

The shares of common stock are being offered pursuant to a shelf registration statement on Form S-3 under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”) which was originally filed on August 10, 2018, and the base prospectus contained therein. For purposes of compliance with the Securities Act, the offering of the shares of common stock is being made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov. The shares of common stock have not been qualified by prospectus under the securities laws of any province or territory of Canada and are being offered and sold in Canada pursuant to an exemption from the prospectus requirements of Canadian securities laws.

1

About Loop Industries, Inc.

Loop Industries, Inc. is a technology and licensing company whose mission is to accelerate the world’s shift toward sustainable plastic and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpet and polyester textile of any colour, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and repolymerized to create virgin-quality Loop™ branded PET plastic resin and polyester fiber suitable for use in food-grade packaging to be sold to consumer goods companies to help them meet their sustainability objectives. Through our customers and production partners, Loop is leading a global movement toward a circular economy by raising awareness of the importance of preventing and recovering waste plastic from the environment to ensure plastic stays in the economy for a more sustainable future for all.

Common shares of the Company are listed on the Nasdaq Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: www.facebook.com/Loopindustrie/ and LinkedIn: www.linkedin.com/company/loop-industries/

About Northern Private Capital

Based in Toronto, Northern Private Capital focuses on full and partial control equity investments in North America and the United Kingdom. NPC invests in growth companies with great management and proven, proprietary technology across a range of industries. NPC is currently investing out of Northern Private Capital Fund I Limited Partnership and is the exclusive investment vehicle of CFFI Ventures, a company wholly owned by John Risley.

Forward-Looking Statements

This news release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) and our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, and (x) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Loop Industries:

Nelson Gentiletti

Chief Operating and Chief Financial Officer

450-951-8555 ext. 223

ngentiletti@loopindustries.com

2